Exhibit 10.1

C1-02: Inward Bills Contract (applicable for single business)

Inward Bills Contract
No.:

Party A (Applicant): Ningbo Keyuan Plastics Co., Ltd
Business license No.:330200400023187
Legal representative/Principal: Chunfeng Tao
Address: Qingshi Industrial Park, Ningbo            Postcode: 315803
Financial institution account and account No.: Bank of China Inc, Beilun Branch 361058330713
Tel: 0574-86232932 Fax: 0574-86232618

Party B: Bank of China Inc, Beilun Branch
Legal representative/ Principal: Shuguang Sun
Address: No.588, Huashan Road, Beilun Zone    Postcode: 315800
Tel: 0574-86869916 Fax: 0574-86880294

WHEREBY, the undersigned parties agreed to sign this contract in comply with applicable laws.

Article 1. Preconditions

Inward Bills under this contract shall meet the following requirements:

1.	This contract has already been effective;

2.	Party A obligates and signs the related documents, receipts, seal, related person’s name lists and samples of signatures for party B, and also fills in relevant certificates;

3.	Party A opens the required account to fulfill this contract;

4.
Party A arranges the required legal and administrative approval process to facilitate the business properly, and submits the duplicate copy of the approval documents and the copies of the original documents as requested by Party B;

5.	The guarantee on the provision of this contract has been effectively established;

6.	Other conditions requested by Party B.

Article 2. Related to Import Trade (Notes: complete with factual information.)

√Letter of Credit
Letter of Credit No.:LC1901312000442
Name of Bank Issuing Documents: ROYAL BANK OF SCOTLAND
No. of Issued Document: ________________________

Receipt amount: USD 22,725,000

Collection
Invoice No.: /           Entrusted bank’s name: /
Issuing documents No.: /  Receipt amount: /

Article 3.  Currency of Inward Bills and amount

Currency of Inward Bills: USD
Amount:    (Spell-Out) Twenty Million Seven Hundred and Twenty-Five Thousand
(Numeric) USD 22,725,000.00

Article 4.  The Term of Inward Bills

The term of Inward Bills is /  months/ 117 days, beginning to calculate since the date of Party B made foreign payment.

If sale price of the imported products has been collected before the closing of the financing, Party B has the right to consider the final collection date as the closing date of the financing. Party A agrees to use the payment for sale of imported products it receives to repay Party A of the financing amount.

Article 5.  Interest Rate and Interest Settlement (Notes: complete with factual information.)

1.	Interest rate (annual interest rate)

(1)	Inward Bills in RMB: fixed interest rate, and annual interest rate is / ％;

(2)	Inward Bills in foreign currency:
A.	Fixed interest rate, and annual interest rate is / ％;
B.	Loan interest rate in the floating period within / months / years since the Inward Bills date published by the Bank of China, Inc.
C.	Benchmark of LIBOR/HIBOR + 80 for the latest 4 months published by Reuters till the prior working day of the Inward Bills date.

2.	Calculation of interest

Interest is calculated according to the actual payment amount and days since the date of Party B made payment.
Calculation formula: Interest=Principal*Days*Daily interest rate.
Base for calculating daily interest rate is of 360 days, the reduction formula is: daily interest rate=annual interest rate/360.

3.	Method of interest settlement

Interest settlement is according to the following _third_ way:

(1)	Settlement with quarter, 20th of each last month per quarter as the interest settlement day, and the 21st as the payment day.

(2)	Settlement with month, 20th of each month as the interest settlement day, and the 21st as the interest payment day.

(3)	Same as expiration date of principal.

(4)	Receive the interest in advance and settle when expiration date.

On the condition that the final payment day of the financing principal is not the same date of interest payment day, then the final payment day is considered as interest payment day and Party A shall pay off the entire interest.

4.	Default interest

(1)
If Party A fails to return the payment of Inward Bills within the agreed time, as for the overdue payment, the default interest shall begin accruing according to the default interest rate starting from the date of late payment until both the principal and interest are paid off.

(2)	If Party A fails to pay the interest and default interest in time, it can be penalized with compound interest per month/per quarter according to agreed default interest in this contract.

(3)	Default interest rate

A. Default interest rate is a floating rate, the floating period is  / month/ /year. In every floating period, the default interest shall be re-priced on the default date. The re-pricing date is the corresponding date in the month of the default date. If there is no corresponding date in the same month, then the last date of the month is the re-pricing date.

B. Default interest rate equals to the benchmark interest rate in the item C below plus 20%.

C. In the first floating period, the benchmark interest rate is the financing interest rate item 1 of this Article. After each full floating period, the benchmark interest rate shall be calculated as below:

Financing in RMB, it floats upward/ floats downward according to the same level loan benchmark interest rate issued by the People’s Bank of China in the re-pricing day.

Financing with foreign currency,

It is the loan interest rate within the same floating period of / years of the re-pricing day implemented by Bank of China, Inc.

√It equals to the latest floating period obtained from Reuters of the prior day of re-pricing day before 9:00 (Beijing time) pluses 80.

Article 6.  Fees

Party A shall pay the related fees related to the business under this contract in time and the Party B decides the calculation basis, standard and method, etc.

Party A pays the above fees through the __second_ method:

1.	In __/__ banking day since this contract became effective, pay with __/___.

2.	Party B is authorized to deduct from the Party A’s account (Account No.:361058330713)

3.	Other methods:____________________/_______________.

Article 7. Other Rights and Obligations of the Parties

Party B has the right to handle the full set of documents/goods under the inward bills business or other guarantee right/ property right pursuant to applicable laws and regulations. According to applicable laws and regulations or the verdict of the courts and arbitral authorities, the right to handle the full set of documents/goods under the Inward Bills business belongs to Party A, then Party A agrees to transfer this right to party B unconditionally to the maximum extent allowed by applicable law and regulations and accept performance and non- performance of Party B to handle the documents/goods. If according to applicable laws and regulations or the verdict of the courts and arbitral authorities, the right to handle the full set of documents/goods under the Inward Bills business belongs to Party B, then Party B retains this right till Party A completely pays off the financing.

 When Party A requests to hold receipts/goods, and repays the financing with sales income, Party A is only acting as Party B’s consignee, including but not limited to safekeeping relevant receipts, handling storage, transportation and other related matters under those receipts, and maintain sales fund or deposit it to specific account of Party B. Party A shall disclose this role when selling the goods to a third party.

 Party A shall be responsible for all the fees (including but not limited to insurance, storage, transport and wharf) during period when Party A retains the goods. Party A promises to insure the goods according to the market price of the goods, indicate Party B as the insured and provide the insurance documents to Party B. Party B has the right to clam directly when insured cargo endures loss.

Without the permission of Party B, party A is not allowed to delay payment or handle the goods through any non-currency method or at the price lower than the market price. Party A is not allowed to mortgage or pledge, or make the goods to be bound by any other liens. Once requested by Party B, Party A shall submit the details of the goods’ accounts, any sales revenue or relevant sales contracts to party B; Party B has the right to enter into the warehouse to review the actual situations of the goods, or repossess these goods.

Article 8.  Guarantee (Notes: complete with factual information.)

The guarantee methods of liability under this contract:

√ Ningbo Kewei Investment Co., Ltd and Ningbo Keyuan Petrochemicals Co., Ltd provide joint liability guarantee, … , and sign corresponding guarantee contract.

√ Ningbo Keyuan Plastics Co., Ltd provides margin pledge:
In case the pledgor is a third party, Party B and the pledgor shall enter into additional margin pledge contract.

√ This contract is the main contract of < General Agreement of Margin Pledge>, and the agreement provides margin pledge and submit corresponding <Certification of Margin Pledge> or handle directly as following ways rather submit <Certification of Margin Pledge>:

1)	Margin Amount: (Currency) CNY ; (Spell-Out) Fifteen Million;
 (Numeric) 15,000,000.

2)	Party A pay for above margin with following method:

Within   /   banking days since the effective date of this contract, Party A will deposit or load margin to the margin account opened in Party B with     .

√ Entrusted Party B to load the margin to the margin account opened in Party B from the RMB account in Party B.

Party A ‘s guarantee liability of margin under   business has been removed, and Party A authorized Party B to load the margin to margin account opened in Party B directly from  account.

Others:

3)	In case above guarantee liability of margin has been removed by Party B, Party B shall return according to following methods:
Return to the Party A’s account.
Return according to the deposit route.
Return according to the written instruction of Party A.
Others:                               .

If Party B believes that Party A or guarantee occurred matters potentially affect the contractual capacity, or guarantee contract becomes invalid, terminated or cancelled, or financial conditions of Party A or guarantor gets worse or they enter into major litigation or arbitration, or any other factors that may affect their ability to perform their contractual obligations, or the value of guaranty gets worse or lost due to devaluation, destruction, losses, or being closed down, Party B has the right to demand and Party A has the obligation to provide new guarantee, replace the guarantor to bear the liability under this contract.

Article 9.  Party A’s Statements and Commitment

Statements as follows:

1.	Party A registers and survives by law, and possess the complete capacity of civil rights needed to fulfill this contract;

2.
Party A signs and fulfills this contract based on true intention, has obtained the legal and effective authority according to the requirements of the Articles of Incorporation or other internal management documents, and is not allowed to violate any binding agreement, contract and other legal documents; Party A has gained or will gain all the relevant approvals, permits, files or registers.

3.	All the documents and certificates provided by party A to Party B is authentic, complete, accurate and effective under this contract;

4.
The trading background described by party A to party B is authentic and legal, and does not have the illegal purpose such as money laundering. Party A providing any documents according to party B’s requirements does not mean that party B has the obligations and responsibilities of inspection towards the authenticity and legality of party A’s trade;

5.	Party A will not hide any truths that may influence both parties’ financial situation and contractual capacity.

Commitments as follows:

1.	Provide the statement of products sales regarding the import items in timely manner according to Party B’s requirement.

2.
If  Party A has already signed or will sign counter-guarantee agreement or other similar agreements about the guaranteed obligations with the guarantor of this contract, then the agreement will not damage any rights owned by party B under this contract;

3.
If the products sales of the import items have serious difficulties, or situations that may influence both parties’ financial conditions and capacity to fulfill this contract, including but not limited to the change of any business pattern of dismantlement, merger, affiliation, joint venture with foreign merchants, cooperation, contractual operation, reorganization, reformation and listing program, reduction of registered capital, assignment of significant property or stock right, commitment of significant liabilities, or installation of new significant liabilities on the pledge, or involvement to grave litigation or arbitration cases, party A shall inform party B in time;

4.	As for pending matters, Party A agrees to handle according to the international conventions and agreement with Party B.

Article10. Disclosure of Related Parties of Party A and Related Transactions

The __first _ item below is applicable to both parties:

1.	Party A does not belong to the group client of party B according to the Management Guidance of Credit Extension Business Risk of Commercial Bank Group (short for Guidance).

2.
Party A belongs to the group client of party B according to Guidance. Party A shall report the situation of related transactions over 10% net assets in time, including the related relationship, trading projects, trading properties, trading amount, corresponding proportion and pricing policy and so on (including the trade with no capital but only proportion capital).

Article 11. Default Events

Party A will be considered in violation of this contract if one of the following events happens:

1.	Party A fails to fulfill its obligations to pay and repay to the party B according to this contract;

2.	The statements made by party A is untrue or default the commitments under this contract;

3.
 The matters mentioned in No.3 of Item 2 in Article 9 happen; Party B considered those may affect the financial conditions and contractual capability of Party A or guarantor, and Party A has not provided new guarantee, replaced guarantor in accordance with the provisions of this contract.

4.	Party A closes down or is subject to disincorporation, revocation or bankrupt.

5.	Party A defaults other covenants in this contract;

6.	Party A default the other contracts signed with Party B or other institutions of Bank of China, Inc.

7.	Guarantor defaults the covenants of guarantee contract, or other contracts signed with Party B or other institutions of Bank of China, Inc.

When any of the above mentioned events occur, Party B has the right to take one or some following actions:

1.	Request Party A and/or guarantor to amend the default behaviors within limited time;
2.
Entirely or partly suspend or terminate Party A’s business applications under this contract or the other contracts, entirely or partly suspend or terminated to grant and handle the un-granted loans, holding trading financing;

3.	Announce the unpaid loans/financing principals and interests and the other account payables to entirely or partly expire.

4.	Terminate or revoke this contract, entirely or partly terminate or revoke the other contracts between Party A and Party B;

5.	Request Party B to compensate the liquidated damages;

6.	Deduct funds from Party A’s account to repay entirely or partly liability under this contract.

The undue funds in this account will be considered due in advance. If the account currency is different from the business currency of Party B, convert according to the applicable rate of Party B.

7.	Execute real guarantee;

8.	Request guarantor to bear guarantee liability;

9.	Other measures considered necessary by Party B.

Article 12. Reservation of the Rights

If one party fails to fulfill entire or part rights under this contract or request the other party to fulfill, undertake entire or part obligations, responsibilities, it shall not be considered to waive the obligations or responsibilities.

 Any party’s tolerance or extension or delay execution of the rights under this contract towards another party shall not affect the rights under this contact and laws and regulations, also not considered to waive the rights.

Article 13. Amendment, Modification and Termination

This contract can be amended or modified in writing  mutual agreement. Any amendments or modifications are inseparable parts of this contract.

Unless otherwise specified by laws or regulations or covenants, this contract is not allowed to terminate till the rights and obligations are completely executed.

Unless otherwise specified by laws or regulations or covenants, invalidation of any items under this contract will never affect the other items’ legal effectiveness.

Article 14. Applicable Laws and Settlement
This contract shall be governed by the laws of PRC.

After this contract becomes effective, all disputes concerning this contract should be settled through friendly negotiation. When negotiation fails, any party can settle with following second method;

1.	Submit to ___________________Arbitration Committee to arbitrate.
2.	Submit to the People’s court located in the domicile of Party B or other corresponding institutions of Bank of China, Inc.
3.	Prosecute the People's Courts with jurisdiction.

During the settlement period, if this dispute does not affect the performance of this other items, the other items shall continue to performance,

Article 15. Attachment

The following attachments and other attachments ensured by both parties makes up the inseparable parts of this contract, and possess the equal legal validity.
1,__________/_______;
2,__________/_______;

Article 16.  Other Covenants

1.	Without Party B’s written consent, Party A is not allowed to transfer rights or obligations to the third parties.

2.
If Party B entrusts any other institutes of Bank of China to execute the rights and obligations under this contract, Party A shall agree. Party B or its designees are entitled to exercise all the rights under this agreement and to file a lawsuit in the People's Courts or submit to the Arbitration Committee to arbitrate.

3.	In case of not affecting the other covenants of this contract, this contract has the legal binding to the heirs and transferees.

4.
Apart from the other covenants, the address specified in this contract by both parties is regarded as the contract address, and also promise that when the contract address changes, then information will sent to the party in written form in time.

5.	The titles and business names in this contract are just used for the purpose of convenience, and can’t be used for the purpose to explain the clause content, and obligations and rights of the party.

6.
Per the changes of laws and regulations or regulatory process or the requirements of regulatory authority, Party B is unable to execute this agreement or execute according to covenants, Party B has the right to terminate or amend this agreement or single agreement according to the changes of laws and regulations or regulatory process or the requirements of regulatory authority and exemption from liability.

Article 18.  Conditions for effectiveness

This contract becomes effective upon the signature and seal of the legal representatives of both parties, principals or the authorized persons.

This contract made in duplicate, each party has one copy, both having the same legal effects.

Party A: Ningbo Keyuan Plastic Co., Ltd         Party B: Bank of China, Inc Beilun Branch

The authorized person: Chunfeng Tao             The authorized person:

September 27, 2012                                               September 27, 2012